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EXHIBIT 99.1 - Press release

For Immediate Release                   Contacts
May 24, 2006                            Brian T. Beckwith, President & CEO
                                        Michael DeMarco, Chief Financial Officer
                                        (201) 712-0090

                       PEOPLES EDUCATIONAL HOLDINGS, INC.
                      ADOPTS TRADING PLAN UNDER RULE 10B5-1

     Saddle Brook, New Jersey - Peoples Educational Holdings, Inc. (Nasdaq:
PEDH) today announced that it has entered into a Rule 10b5-1 trading plan with a broker to facilitate the repurchase of up to $50,000 of its common stock under its previously announced share repurchase authorization. Rule 10b5-1 allows a company to purchase its shares at times when it otherwise might be prevented from doing so under insider trading laws or because of self-imposed trading blackout periods. The shares to be repurchased under the Company's 10b5-1 plan would be part of the share repurchase authorization approved by the Company's Board of directors in October 2005 to repurchase up to 100,000 shares of its common stock.

     The 10b5-1 share purchase period commenced on Monday, May 22, 2006 and will continue until July 19, 2006 unless terminated earlier in accordance with the terms of the plan. Purchases will be effected by a broker and will be based upon the guidelines and parameters of the 10b5-1 plan. The aggregate amount of shares purchased pursuant to the plan will not exceed $50,000. There is no guarantee as to the exact number of shares that will be repurchased under the share repurchase program, and the Company may discontinue purchases at any time.

     The Company also reported that Brian T. Beckwith, President & CEO of the Company, has adopted an individual Rule 10b5-1 trading plan to provide for the orderly purchase by him of up to $50,000 of common stock commencing May 22, 2006. Mr. Beckwith's plan will expire on October 18, 2006 unless terminated earlier in accordance with the terms of the plan.

ABOUT PEOPLES EDUCATIONAL HOLDINGS, INC.

Peoples Educational Holdings, Inc. is a publisher and marketer of print and electronic educational materials for the K-12 school market. The Company focuses its efforts in two market areas:

Test Preparation, Assessment, and Instruction Product Group
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Test Preparation and Assessment: The Company creates and sells state customized, print and electronic, test preparation and assessment materials that help teachers prepare students for success in school and for required state proficiency tests, grades 2-12.

Instruction: Grades 2-8 state customized, print worktext and print and web-based assessments that provide students in-depth instruction and practice in reading, language arts, and mathematics.


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College Preparation Product Group
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The Company distributes and publishes instructional materials that meet the academic standards high schools require for honors, college preparation, and Advanced Placement courses. We are the exclusive high school distributor for two major college publishers.

The Company's proprietary products are supplemental in nature. They are predominately soft-cover, high gross profit margin titles that can be sold efficiently through the Company's direct sales force, as well as through catalogs, direct mail, telemarketing, and independent commission sales representatives. Distributed products are both basal and supplemental in nature.

This press release contains forward-looking statements regarding the Company and its markets as defined in section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve a number of risks and uncertainties, including (1) demand from major customers, (2) effects of competition, (3) changes in product or customer mix or revenues and in the level of operating expenses, (4) rapidly changing technologies and the Company's ability to respond thereto, (5) the impact of competitive products and pricing, (6) local and state levels of educational spending, (7) ability to retain qualified personnel, (8) ability to retain its distribution agreements in the College Preparation market,
(9) the sufficiency of the Company's copyright protection, and (10) ability to continue to rely on the services of a third party warehouse, and other factors as discussed in the Company's filings with the SEC. The actual results that the Company achieves may differ materially from any forward-looking statements due to such risks and uncertainties. The Company undertakes no obligation to revise any forward-looking statements in order to reflect events or circumstances that may arise after the date of this report. Readers are urged to carefully review and consider the various disclosures made by the Company in this press release and the reports the Company files with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect the Company's business and results of operations.

Peoples Education, Inc., Saddle Brook, NJ
Investor Contact: Michael DeMarco
Press Contact: Michael DeMarco
Phone: 201-712-0090
investorrelations@peoplesed.com
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